1 of 2 Investor Relations Contact: Sarah Bush, investors@morningstar.com Media Relations Contact: Stephanie Lerdall, newsroom@morningstar.com FOR IMMEDIATE RELEASE Morningstar Chief Financial Officer Jason Dubinsky to Depart CHICAGO, Oct. 23, 2024—Morningstar, Inc. (Nasdaq: MORN), a leading provider of independent investment insights, today announced Jason Dubinsky, chief financial officer, will step down from his role at the end of the year to pursue other interests. Chief Executive Officer Kunal Kapoor said, “Jason has been an exemplary CFO and leader. He lives Morningstar's values every day and has created significant value for shareholders during his seven-plus years here. Jason has helped position the company for continued durable growth and, on behalf of the Morningstar team, I want to thank him for his leadership, stewardship, and friendship.” Dubinsky joined Morningstar in 2017 and has been the firm’s chief financial officer for over 7 years—a period in which the company’s value tripled and its revenue, operating profit, and cash flow have more than doubled. He leads a strong global finance function and has been instrumental in driving the company’s growth, helping to strengthen and diversify Morningstar's financial and business profile. “I’ve been privileged to be part of Morningstar’s 40-year history and to have had the opportunity to work across our teams to grow the business in this chapter of the company,” Dubinsky said. “It’s a special place with a great culture, and I am proud of what we accomplished together. While this is a difficult decision for me, I will leave confident in Morningstar’s bright future.” Morningstar has initiated a succession process. Dubinsky will continue to serve as chief financial officer until Dec. 31, 2024, and will be engaged in a consulting role to support a smooth transition through June 30, 2025. The company reported third-quarter earnings results today, reflecting continued growth and margin expansion in the quarter and ongoing cost management discipline. About Morningstar, Inc. Morningstar, Inc. is a leading provider of independent investment insights in North America, Europe, Australia, and Asia. The Company offers an extensive line of products and solutions that serve a wide range of market participants, including individual and institutional investors in public and private capital markets, financial advisors and wealth managers, asset managers, retirement plan providers and sponsors, and issuers of fixed-income securities. Morningstar provides data and research insights on a wide range of investment offerings, including managed

2 of 2 investment products, publicly listed companies, private capital markets, debt securities, and real-time global market data. Morningstar also offers investment management services through its investment advisory subsidiaries, with approximately $328 billion in AUMA as of Sept. 30, 2024. The Company operates through wholly-owned subsidiaries in 32 countries. For more information, visit www.morningstar.com/company. Follow Morningstar on X (formerly known as Twitter) @MorningstarInc. Caution Concerning Forward-Looking Statements This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “consider,” “future,” “maintain,” “may,” “expect,” “potential,” “anticipate,” “believe,” “continue,” “will,” or the negative thereof, and similar expressions. These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. A more complete description of these risks and uncertainties, among others, can be found in our filings with the Securities and Exchange Commission (SEC), including our most recent Reports on Forms 10-K and 10-Q. If any of these risks and uncertainties materialize, our actual future results and other future events may vary significantly from what we expect. We do not undertake to update our forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. You are, however, advised to review any further disclosures we make on related subjects, and about new or additional risks, uncertainties, and assumptions in our filings with the SEC on Forms 10-K, 10-Q and 8-K. # # # ©2024 Morningstar, Inc. All Rights Reserved. MORN-C